UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 28, 2007 (December 21, 2007)
Endeavour International Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main, Suite 3300, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
(713) 307-8700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.
     On December 26, 2007, Endeavour International Corporation (the “Company”) announced that it had entered into an agreement to sell 11.5% convertible bonds due 2014 in the aggregate principal amount of $40.0 million (the “Bonds”) in a private placement to a qualified institutional investor in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company currently intends to close this transaction during January 2008, which closing is subject to the occurrence of certain customary conditions precedent including the entry into definitive agreements relating to the issuance of the Bonds by a wholly-owned Luxembourg subsidiary of the Company, the guarantee of the Bonds by the Company and an agreement to register under the Securities Act the resale of the Company’s common stock issued upon conversion of the Bonds.
     The Company currently intends to use the proceeds of the sale of the Bonds to repay existing higher cost indebtedness.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Endeavour International Corporation dated December 26, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Endeavour International Corporation
Date: December 28, 2007	By:	/s/	J. michael Kirksey
J. Michael Kirksey
Executive Vice President and Chief Financial Officer

Exhibit Index

99.1	Press Release of Endeavour International Corporation dated December 26, 2007.